Exhibit 2

                        TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate-Backed Trust Certificates, Series 2001-4 21988G 700

In accordance with the Standard Terms and Conditions of Trust, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending July 16, 2001.

INTEREST ACCOUNT

Balance as of January 29, 2001..................................           $0.00
         Scheduled Income received on securities................   $2,475,077.00
         Unscheduled Income received on securities..............           $0.00

                                                                   $2,475,077.00

LESS:
         Distribution to Class A1 Holders.......................  -$2,282,563.40
         Distribution to Depositor..............................    -$192,513.60
         Balance as of July 16, 2001............................           $0.00

PRINCIPAL ACCOUNT

Balance as of January 29, 2001..................................           $0.00
         Scheduled Principal payment received on securities.....           $0.00
LESS:
         Distribution to Holders................................           $0.00
Balance as of July 16, 2001.....................................           $0.00



                 UNDERLYING SECURITIES HELD AS OF JULY 16, 2001
Principal
Amount                    Title of Security
------                    -----------------
$61,325,000       Safeco Capital Trust 8.072% Securities Series B
                  due January 15, 2037
                  CUSIP: 786427AC8

U.S Bank Trust National Association, as Trustee


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